Exhibit 4.44

THIS TWENTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of October 30, 2020, by and among TOLL BROTHERS FINANCE CORP. (the “Issuer”), the parties listed on Schedule A hereto (each a “Surviving Guarantor” and collectively, the “Surviving Guarantors”) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).
WHEREAS, in connection with the mergers of certain Guarantors (each a "Merged Guarantor" as listed on Schedule B hereto) with and into the Surviving Guarantor appearing next to such Merged Guarantor on Schedule B hereto, each of the Surviving Guarantors is executing and delivering this Twenty-Fifth Supplemental Indenture to affirm its obligations under the Indenture (as defined on Exhibit A attached hereto) pursuant to Sections 5.01 and 10.01(1) thereof; and
WHEREAS, the consent of Holders to the execution and delivery of this Twenty-Fifth Supplemental Indenture is not required, and all other actions required to be taken under the Indenture with respect to this Twenty-Fifth Supplemental Indenture have been taken.
NOW, THEREFORE IT IS AGREED:
Section 1.Definitions. Capitalized terms used in this Twenty-Fifth Supplemental Indenture and not otherwise defined herein (including Exhibit A attached hereto) shall have the meanings ascribed to them in the Indenture.
Section 2.Joinder. Each Surviving Guarantor agrees that by its entering into this Twenty-Fifth Supplemental Indenture, such Surviving Guarantor hereby ratifies, approves and confirms in all respects its obligations under the Original Indenture both in its own capacity and as successor to each Merged Guarantor.
Section 3.Ratification of Indenture. This Twenty-Fifth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Twenty-Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument.
Section 4.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 5.Successors and Assigns. All covenants and agreements in this Twenty-Fifth Supplemental Indenture by each Surviving Guarantor shall bind each such Surviving Guarantor’s successors and assigns, whether so expressed or not.
Section 6.Separability Clause. In case any one or more of the provisions contained in this Twenty-Fifth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 7.Governing Law. This Twenty-Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Twenty-Fifth Supplemental Indenture is subject to the provisions of the TIA that are required to be part of this Twenty-Fifth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

Section 8.Counterparts. This Twenty-Fifth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
Section 9.Role of Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Twenty-Fifth Supplemental Indenture.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Fifth Supplemental Indenture to be duly executed as of the date first above written.

TOLL BROTHERS FINANCE CORP., as Issuer

By:	/s/ Michael J. Grubb
Name: Michael J. Grubb
Title: Senior Vice President

THE SURVIVING GUARANTORS NAMED ON
SCHEDULE A HERETO, as Guarantor

By:	/s/ Michael J. Grubb
Name: Michael J. Grubb
Title: Designated Officer

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Shannon Matthews
Name: Shannon Matthews
Title: Agent

SCHEDULE A

SURVIVING GUARANTORS

First Brandywine Partners L.P. (a Delaware limited partnership)
Toll Bros., Inc. (a Pennsylvania corporation)
Toll Holdings, Inc. (a Delaware corporation)
Toll Mid-Atlantic LP Company, Inc. (a Delaware corporation)
Toll Northeast LP Company, Inc. (a Delaware corporation)

SCHEDULE B

LIST OF MERGERS

MERGING GUARANTORS            SURVIVING GUARANTORS

Delaware Corps to be merged            Delaware Corps to be merged into

First Brandywine Investment Corp. II        Toll Holdings, Inc.

Toll Diamond Corp.                Toll Northeast LP Company, Inc.

Delaware LLCs to be merged            Delaware LLCs to be merged into

First Brandywine LLC I                 Toll Holdings, Inc.

First Brandywine LLC II                Toll Holdings, Inc.

Maryland LP to be merged            Maryland LP to be merged into

Toll MD IX Limited Partnership            Toll Mid-Atlantic LP Company, Inc.

Pennsylvania LPs to be merged            Pennsylvania LPs to be merged into

Cold Spring Hunt, L.P.                First Brandywine Partners L.P.

Greens at Waynesborough, L.P.            First Brandywine Partners L.P.

Springton Pointe, L.P.                First Brandywine Partners L.P.

Toll PA V, L.P.                    First Brandywine Partners L.P.

Virginia LPs to be merged            Virginia LPs to be merged into

South Riding Amberlea LP            Toll Mid-Atlantic LP Company, Inc.

Toll Land IX Limited Partnership            Toll Mid-Atlantic LP Company, Inc.

Toll Land XXI Limited Partnership            Toll Mid-Atlantic LP Company, Inc.

Virginia LLCs to be merged            Virginia LLCs to be merged into

Martinsburg Ventures, L.L.C.            Toll Mid-Atlantic LP Company, Inc.

SR Amberlea LLC                Toll Mid-Atlantic LP Company, Inc.

Toll Cedar Hunt LLC                Toll Mid-Atlantic LP Company, Inc.

Virginia Construction Co. I LLC            Toll Bros., Inc.

Virginia Construction Co. I LLC            Toll Bros., Inc.

EXHIBIT A

For purposes of this Twenty-Fifth Supplemental Indenture, the term “Indenture” shall mean that certain Indenture, dated as of February 7, 2012 (the “Original Indenture”) by and among Toll Brothers Finance Corp., Toll Brothers, Inc. as Guarantor, the other Guarantors identified therein and the Trustee, as supplemented by: (i) the Authorizing Resolutions, related to the issuance of $300,000,000 aggregate principal amount of 5.875% Senior Notes due 2022 (the “5.875% Senior Notes”) by Toll Brothers Finance Corp. (the “Issuer”) and the issuance of related guarantees by Toll Brothers, Inc. (the “Company”) and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of January 31, 2012; (ii)  the issuance of $119,876,000 aggregate principal amount of 5.875% Senior Notes issued by the Issuer and the issuance of related guarantees by the Company and the other Guarantors in an exchange for a portion of the Issuer’s outstanding 6.875% Senior Notes due 2012 and 5.95% Senior Notes due 2013; (iii) the First Supplemental Indenture dated as of April 27, 2012 (the “First Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such First Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (iv) the Authorizing Resolutions relating to the $300,000,000 principal amount of 4.375% Senior Notes due 2023 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of April 3, 2013; (v) the Second Supplemental Indenture dated as of April 29, 2013 (the “Second Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Second Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (vi) the Authorizing Resolutions relating to the $100,000,000 principal amount of 4.375% Senior Notes due 2023 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of May 8, 2013; (vii) the Authorizing Resolutions relating to the $350,000,000 principal amount of 4.000% Senior Notes due 2018 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of November 21, 2013; (viii) the Authorizing Resolutions, dated as of November 21, 2013, relating to the $250,000,000 principal amount of 5.625% Senior Notes due 2024 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of November 21, 2013; (ix) the Third Supplemental Indenture dated as of April 30, 2014 (the “Third Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Third Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (x) the Fourth Supplemental Indenture dated as of July 31, 2014 (the “Fourth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fourth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xi) the Fifth Supplemental Indenture dated as of October 31, 2014 (the “Fifth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fifth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xii) the Sixth Supplemental Indenture dated as of January 30, 2015 (the “Sixth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Sixth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xiii) the Seventh Supplemental Indenture dated as of April 30, 2015 (the “Seventh Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Seventh Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xiv) the Eighth Supplemental Indenture dated as of October 30, 2015 (the “Eighth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Eighth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xv) the Authorizing Resolutions, dated as of October 30, 2015, relating to the $350,000,000 principal amount of 4.875% Senior Notes due 2025 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of October 30, 2015; and (xvi) the Ninth Supplemental Indenture dated as of January 29, 2016 (the “Ninth Supplemental Indenture”), by and between the party listed on Schedule A thereto (who, pursuant to such

Ninth Supplemental Indenture, affirmed its obligation as a Guarantor) and the Trustee; (xvii) the Tenth Supplemental Indenture dated as of April 29, 2016 (the “Tenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Tenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xviii) the Eleventh Supplemental Indenture dated as of October 31, 2016 (the “Eleventh Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Eleventh Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xix) the Twelfth Supplemental Indenture dated as of October 31, 2016 (the “Twelfth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Twelfth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xx) the Thirteenth Supplemental Indenture dated as of January 31, 2017 (the “Thirteenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Thirteenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxi) the Authorizing Resolutions relating to the $300,000,000 aggregate principal amount of 4.875% Senior Notes due 2027 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities Listed on Schedule I thereto dated as of March 10, 2017; (xxii) the Fourteenth Supplemental Indenture dated as of April 28, 2017 (the “Fourteenth Supplemental Indenture”), by and among the Issuer, the party listed on Schedule A thereto (who, pursuant to such Fourteenth Supplemental Indenture, affirmed its obligations as a Guarantor) and the Trustee; (xxiii) the Authorizing Resolutions relating to the add-on offering of $150,000,000 aggregate principal amount of 4.875% Senior Notes due 2027 of the Issuer and the issuance of the related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities Listed on Schedule I thereto dated as of June 12, 2017; (xxiv) the Fifteenth Supplemental Indenture dated as of July 31, 2017 (the “Fifteenth Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Fifteenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxv) the Sixteenth Supplemental Indenture dated as of October 31, 2017 (the “Sixteenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Sixteenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxvi) the Seventeenth Supplemental Indenture dated as of October 31, 2017 (the “Seventeenth Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Seventeenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxvii) the Authorizing Resolutions related to the issuance of $400,000,000 aggregate principal amount of 4.350% Senior Notes due 2028 by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of January 22, 2018; (xxviii) the Eighteenth Supplemental Indenture dated as of April 13, 2018 (the “Eighteenth Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Eighteenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxix) the Nineteenth Supplemental Indenture dated as of April 30, 2018 (the “Nineteenth Supplemental Indenture”), by and among the Issuer, the party listed on Schedule A thereto (who, pursuant to such Nineteenth Supplemental Indenture, affirmed its obligations as Guarantor) and the Trustee; (xxx) the Twentieth Supplemental Indentured dated as of October 31, 2018 (the “Twentieth Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Twentieth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxxi) the Twenty-First Supplemental Indenture dated as of January 31, 2019 (the “Twenty-First Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Twenty-First Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxxii) the Authorizing Resolutions related to the issuance of $400,000,000 aggregate principal amount of 3.800% Senior Notes due 2029 by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of September 12, 2019; (xxxiii) the Twenty-Second Supplemental Indenture dated as of October 30, 2019 (the “Twenty-Second Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Twenty-Second Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxxiv) the Twenty-Third Supplemental Indenture dated as of October 20, 2019 (the “Twenty-Third Supplemental Indenture”), by and among Issuer, the parties listed on Schedule A thereto (who, pursuant to such Twenty-Third Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxxv) the Twenty-Fourth

Supplemental Indenture dated as of April 30, 2020 (the “Twenty-Fourth Supplemental Indenture”), by and among the Issuer, the party listed on Schedule A thereto (who, pursuant to such Twenty-Fourth Supplemental Indenture, affirmed its obligations as Guarantor) and the Trustee; and as may be further supplemented (including by this Twenty-Fifth Supplemental Indenture) and/or amended.